Investor Presentation Fourth Quarter and Full Year 2025 Earnings February 18, 2026

Feb 2026 / © 2026 Remitly Inc. Disclosures 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future events or our future results of operations and financial position, including our fiscal year and first quarter 2026 financial outlook, including forecasted fiscal year and first quarter 2026 revenue, net income (loss), and Adjusted EBITDA, and our medium-term financial outlook, including forecasted fiscal year 2028 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to attract and retain qualified employees; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), or regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our annual report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC, which will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of the date of this presentation and except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. The guidance in this presentation is only effective as of the date given, February 18, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution of or reference to this deck following February 18, 2026, does not constitute re-affirming guidance by Remitly. Non-GAAP Financial Measure A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix included in this presentation. An explanation of these measures is also included in the Appendix within this presentation under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, net, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

Feb 2026 / © 2026 Remitly Inc. 4Q Strategic Overview Matt Oppenheimer Co-Founder & CEO 3

Feb 2026 / © 2026 Remitly Inc. 2025 Pivotal Year 4 Strength in core money movement • Continued share gains in key corridors • Expanded focus on high amount send category, with 40%+ volume growth for customers sending $1K+ New product launches • Send Now, Pay Later users: ~120K • Business payments expands TAM by 10x1 Efficiency, operating leverage • First full year of GAAP profitability • Record low in fraud loss rates 1. TAM based on estimates from FxC Intelligence

Feb 2026 / © 2026 Remitly Inc. 2025 Revenue Strong financial performance 2025 Profitability *Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. $1,635m up 29% Y/Y $68m GAAP Net Income $272m Adjusted EBITDA* up 93% Y/Y 17% Adjusted EBITDA Margin*5

2026 → Focus on key strategic priorities

Customers
- Low Amount Senders
- High Amount Senders
- Businesses
- Receivers

Products
- Global Money Movement
- Liquidity & Credit
- Wallet & Card
- Membership & Loyalty

Platform
- Remitly Platform → Strengthened by Stablecoins & AI

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Feb 2026 / © 2026 Remitly Inc.

Feb 2026 / © 2026 Remitly Inc. Significant value creation → 2020 to 2025 1. Revenue and Transaction expenses, the components of Revenue Less Transaction Expenses (RLTE), are reported in our Consolidated Statements of Operations. Transaction expenses include fees paid to disbursement partners for paying funds to the recipient, provisions for transaction losses, and fees paid to payment processors for funding transactions, along with chargebacks, fraud prevention, fraud management tools, and compliance tools. 9.3m Quarterly Active Customers 5X since 2020 $75b Send Volume 6X since 2020 $1b+ Revenue less Transaction Expenses1 7X since 2020 7

Medium-term outlook → Driving profitable growth

	2028 Outlook Scenarios	
Revenue CAGR	$2.6b	- $3.0b
Adjusted EBITDA Margin	20%	22%
Adjusted EBITDA	$575m	- $600m
Rev CAGR + Adj EBITDA Margin	40%+	

5-10% of total revenue new products

Incremental Adjusted EBITDA margins of **~30%**

Balanced approach to profitable growth

Note: We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA.

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Feb 2026 / © 2026 Remitly Inc.

Feb 2026 / © 2026 Remitly Inc. Extensive experience in financial services and payments Product-first operator Decades of global leadership and product innovation experience Sebastian Gunningham Incoming CEO 9

Feb 2026 / © 2026 Remitly Inc. 4Q Financial Results Vikas Mehta CFO 10

Feb 2026 / © 2026 Remitly Inc. Revenue ProfitabilityScale 4Q — Strong execution *Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 9.3m 19% Y/Y growth in quarterly active customers $21b 35% Y/Y growth in send volume $442m 26% Y/Y growth in revenue $89m 98% Y/Y growth in Adjusted EBITDA* $41m GAAP Net Income 20% Adjusted EBITDA Margin* 11

Feb 2026 / © 2026 Remitly Inc. 2025 — Delivering profitable growth 12 Revenue ProfitabilityScale 9.3m 19% Y/Y growth in quarterly active customers $75b 37% Y/Y growth in send volume $1,635m 29% Y/Y growth in revenue $272m 93% Y/Y growth in Adjusted EBITDA* $68m GAAP Net Income 17% Adjusted EBITDA Margin* *Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix.

Feb 2026 / © 2026 Remitly Inc. Quarterly Active Customers (in thousands) Revenue less Transaction Expense (in $ millions) Revenue (in $ millions) Send Volume (in billions)Send Volume (in $ billions) Continued momentum across key drivers of revenue growth YoY % Growth 33% 34% 34% 25% 26%YoY % Growth 39% 41% 40% 35% 35% YoY % Growth 32% 29% 24% 21% 19% YoY % Growth 33% 34% 35% 23% 30%13

Strong volume growth among High Amount Senders

Customer Category	YoY Growth in Volume Q4 2025	YoY Growth in Volume FY 2025
Low Amount Senders	25%	29%
High Amount Senders	40%	41%
Very High Amount Senders	105%	99%

- Growth in volumes from high amount senders accelerated in Q4, with mix growing over 350 basis points y/y
- High amount senders and very high amount senders are a strategic focus; comprise ~50% of send volume

Note: Low amount senders includes customers sending less than $1,000. High amount senders includes customers sending between $1,000 and $10,000. Very high amount senders includes customers sending over $10,000.

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Feb 2026 / © 2026 Remitly Inc.

Feb 2026 / © 2026 Remitly Inc. Remitly Business Send Now, Pay Later Wallet & Card • 10x TAM1 of core global money movement • >15K businesses on platform • Average transaction size ~2x consumer • ~120K Flex users in Q4 • Unit economics in line with expectations • Revenue nearly doubled sequentially • Key enabler of new product adoption • 60K+ wallets created 1. TAM based on estimates from FxC Intelligence New products revenue contribution expected to more than double in 2026 15

Feb 2026 / © 2026 Remitly Inc. Delivering operating efficiencies across the board 16 1. Revenue and Transaction expenses, the components of Revenue less Transaction Expenses (RLTE), are reported in our Consolidated Statements of Operations. Transaction expenses include fees paid to disbursement partners for paying funds to the recipients, provisions for transaction losses, and fees paid to payment processors for funding transactions, along with chargebacks, fraud prevention, fraud management tools, and compliance tools. 2. Operating expenses are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 4Q 25 Year-over-Year Change Performance Drivers RLTE as a % of Revenue1 RLTE • Lower transaction expenses, reflecting improved network economics • Record low transaction losses as a % of send volume Non-GAAP Operating Expenses as a % of Revenue2 Marketing • Focused approach to customer acquisition around peak holiday period • Brand marketing investments aiding word of mouth and unpaid acquisition CS • Product improvements driving lower contact rates • Increasing automation, including AI-driven virtual assistant T&D • Improved efficiencies while continuing to invest in growth G&A • Benefits of scale driving improved operating leverage • Rigorous discipline on hiring and non-headcount spend132 bps 83 bps 12 bps 252 bps 252 bps

Feb 2026 / © 2026 Remitly Inc. Note: $ and share count in millions. 1. Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 2. Outstanding shares reflect ending shares outstanding for the periods presented. Operating leverage drove strong growth in EBITDA, Net Income, and FCF Net Income Outstanding Shares2 (Annual) Free Cash Flow1 (Annual) Adjusted EBITDA1 FCF Margin (1%) (0%) 6% 7% 17% Adj. EBITDA Margin 13% 16% 16% 15% 20% Net Income Margin (2%) 3% 2% 2% 9% YoY % Growth 9% 5% 9% 6% 5% Operating Cash Flow ($1) $5 $67 $112 $325 17

Feb 2026 / © 2026 Remitly Inc. 1. Dilution is defined as increase in common stock outstanding at the end of each period. 2. Net burn rate is defined as RSU grants less forfeitures and cancellations, divided by common stock outstanding at the beginning of the period. Proactively managing dilution Stock Based Compensation as a % of Revenue Dilution1 Net Burn Rate2 18

Feb 2026 / © 2026 Remitly Inc. Note: We expect to deliver positive GAAP net income in 1Q 2026. We also expect positive GAAP net income for the full year 2026. This guidance is only effective as of the date given, February 18, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution or reference of this deck following February 18, 2026, does not constitute re-affirming guidance. We cannot, without unreasonable effort, provide a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted adjusted EBITDA. 2026 and 1Q 2026 Outlook 2026 $1.94b - $1.96b 2026 Revenue, 19% to 20% YoY growth $340m - $360m 2026 Adjusted EBITDA 1Q 2026 $436m - $438m 1Q 2026 Revenue, 21% YoY growth $82m - $84m 1Q 2026 Adjusted EBITDA19

Feb 2026 / © 2026 Remitly Inc. The exchange rates are good, which matters because I’m sending a lot. And the money arrives quicker than expected.” Sanjana High Amount Sender customer Sends money from the US to India, US to Canada “ 20

Q & A Feb 2026 / © 2026 Remitly Inc.21

Thank you.

Feb 2026 / © 2026 Remitly Inc. Appendix 23

Feb 2026 / © 2026 Remitly Inc. Non-GAAP Financial Measures 24 Some of the financial information and data contained in this presentation, such as Adjusted EBITDA, non-GAAP operating expenses, and free cash flow, have not been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP. We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) other income (expense), net, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, (vii) payroll taxes related to stock- based compensation expense, net, and (viii) certain integration, restructuring, and other costs. We calculate free cash flow as net cash provided by operating activities, adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain integration, restructuring, and other costs. We calculate revenue growth on a constant currency basis by translating current period GAAP revenue from foreign currency denominated subsidiary revenue at an exchange rate consistent with the prior period's average monthly rates, and then comparing it to the prior period reported GAAP revenue. Fluctuations in the United States Dollar compared to foreign currency resulted in an increase to revenue of approximately $4.7 million for the three months ended December 31, 2025, when compared to foreign currency rates in the prior period. On a constant currency basis, revenue would have been up 24% as compared to the same quarter in the prior year.

Feb 2026 / © 2026 Remitly Inc. Reconciliation of net income (loss) to Adjusted EBITDA and calculation of Adjusted EBITDA margin (in thousands, except for percentages) FY 2025 FY 20241 FY 20231 FY 20221 FY 20211 Non-GAAP Reconciliation 25 Net income (loss) $67,933 ($36,978) ($117,840) ($114,019) ($38,756) Add: Interest (income) expense, net (87) (4,836) (5,095) (2,847) 1,116 Provision for income taxes 3,695 6,727 5,902 1,043 1,043 Depreciation and amortization 25,034 18,054 13,118 6,724 5,256 Other (income) expense, net 5,927 (4,394) 2,603 (5,261) (3,125) Donation of common stock 3,336 2,587 4,600 1,972 6,933 Stock-based compensation expense, net 155,114 152,137 136,967 95,293 17,016 Payroll taxes related to stock-based compensation expense, net 7,059 6,439 5,746 4,178 746 Integration, restructuring, and other costs 4,179 1,468 4,197 3,462 - Adjusted EBITDA $272,190 $141,204 $50,198 ($9,455) ($9,771) Revenue $1,635,147 $1,263,963 $944,285 $653,560 $458,605 Adjusted EBITDA margin 16.6% 11.2% 5.3% (1.4%) (2.1%) Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. 1. As previously announced on February 19, 2025, the Company's presentation of Adjusted EBITDA now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period Adjusted EBITDA has been recast to reflect this change.

Non-GAAP Reconciliation

Reconciliation of net income (loss) to Adjusted EBITDA and calculation of Adjusted EBITDA margin (in thousands, except for percentages)	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024[1]
Net income (loss)	$41,216	$8,829	$6,536	$11,352	($5,724)
Add:					
Interest (income) expense, net	762	50	(411)	(488)	(877)
Provision for (benefit from) income taxes	(5,067)	3,594	1,578	3,590	589
Depreciation and amortization	6,878	6,434	6,326	5,396	5,814
Other (income) expense, net	1,904	(696)	6,940	(2,221)	2,273
Donation of common stock	612	858	907	959	-
Stock-based compensation expense, net	41,282	39,974	38,066	35,792	41,614
Payroll taxes related to stock-based compensation expense, net	758	1,642	1,519	3,140	1,047
Integration, restructuring, and other costs	239	496	2,536	908	-
Adjusted EBITDA	$88,584	$61,181	$63,997	$58,428	$44,736
Revenue	$442,177	$419,494	$411,852	$361,624	$351,895
Adjusted EBITDA margin	20.0%	14.6%	15.5%	16.2%	12.7%

Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.
1. As previously announced on February 19, 2025, the Company's presentation of Adjusted EBITDA now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period Adjusted EBITDA has been recast to reflect this change.

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Feb 2026 / © 2026 Remitly Inc.

Feb 2026 / © 2026 Remitly Inc. Non-GAAP Reconciliation 27 Net cash provided by (used in) operating activities1 $325,082 $111,596 $66,806 $4,607 ($1,184) Less: Purchases of property and equipment (29,431) (5,998) (2,857) (3,679) (1,956) Capitalized internal-use software costs (12,389) (11,704) (6,247) (3,382) (2,578) Free cash flow $283,262 $93,894 $57,702 ($2,454) ($5,718) Revenue $1,635,147 $1,263,963 $944,285 $653,560 $458,605 Free cash flow margin 17.3% 7.4% 6.1% (0.4%) (1.2%) Note: Free cash flow margin is defined as free cash flow divided by revenue. 1. Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item “Accrued expenses and other current liabilities” on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item “Net change in customer funds assets and liabilities.” Reconciliation of operating cash flows to free cash flow and calculation of free cash flow margin (in thousands, except for percentages) FY 2025 FY 2024 FY 2023 FY 2022 FY 2021

Non-GAAP Reconciliation

Reconciliation of operating expenses to non-GAAP operating expenses (in thousands)	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024[1]
Customer support and operations	$27,193	$26,386	$25,074	$22,573	$22,008
Excluding: Stock-based compensation expense, net	411	455	453	256	268
Excluding: Payroll taxes related to stock-based compensation expense, net	3	5	8	8	3
Non-GAAP customer support and operations	$26,779	$25,926	$24,613	$22,309	$21,737
Marketing	$92,800	$91,778	$84,976	$73,349	$83,937
Excluding: Stock-based compensation expense, net	4,387	4,010	4,747	4,127	4,595
Excluding: Payroll taxes related to stock-based compensation expense, net	330	271	258	456	352
Excluding: Integration, restructuring, and other costs	-	35	175	490	-
Non-GAAP marketing	$88,083	$87,462	$79,796	$68,276	$78,990
Technology and development	$82,139	$80,421	$77,496	$73,851	$70,611
Excluding: Stock-based compensation expense, net	25,656	24,392	21,873	21,237	22,527
Excluding: Payroll taxes related to stock-based compensation expense, net	272	475	885	1,981	428
Excluding: Integration, restructuring, and other costs	-	171	1,382	-	-
Non-GAAP technology and development	$56,211	$55,383	$53,356	$50,633	$47,656
General and administrative	$56,746	$55,973	$59,581	$52,829	$54,875
Excluding: Stock-based compensation expense, net	10,828	11,117	10,993	10,172	14,224
Excluding: Payroll taxes related to stock-based compensation expense, net	153	891	368	695	264
Excluding: Donation of common stock	612	858	907	959	-
Excluding: Integration, restructuring, and other costs	239	290	979	418	-
Non-GAAP general and administrative	$44,914	$42,817	$46,334	$40,585	$40,387

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Feb 2026 / © 2026 Remitly Inc.

1. As previously announced on February 19, 2025, the Company's presentation of non-GAAP operating expenses now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period non-GAAP operating expenses have been recast to reflect this change.